Pacific Select Fund NSAR 06-30-15

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-15-145766 filed on April 24, 2015, and incorporated by reference herein:

Schedule A to Advisory Agreement - Absolute Return, Core Income and Equity Long/Short

Amendment to the Amended and Restated Sub-Advisory Agreement -
OppenheimerFunds, Inc.

Amendment No. 9 to Portfolio Management Agreement - Pacific Investment Management Company LLC

Subadvisory Agreement - AQR Capital Management LLC

Subadvisory Agreement - BlueBay Asset Management LLP

Subadvisory Agreement - Robeco Investment Management




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-15-278391 filed on August 5, 2015, and incorporated by reference herein:

Schedule A to Advisory Agreement - Absolute Return, Core Income and Equity Long/Short

Advisory Fee Waiver Agreement - Equity Long/Short Portfolio

Amendment No. 2 to Portfolio Management Agreement - SSGA Funds Management Inc.